As filed with the Securities and Exchange Commission on July 6, 2021

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
______________________

TOMI ENVIRONMENTAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Florida	59-1947988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8430 Spires Way
Frederick, Maryland 21701
(Address of Principal Executive Offices) (Zip Code)
______________________

TOMI Environmental Solutions, Inc. Amended and Restated 2016 Equity Incentive Plan
(Full title of the plan)
______________________

Halden S. Shane
Chairman of the Board and Chief Executive Officer
8430 Spires Way
Frederick, Maryland 21701
(Name and address of agent for service)

 (800) 525-1698
(Telephone number, including area code, of agent for service)
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $0.01 per share, reserved for issuance under the TOMI Environmental Solutions, Inc. Amended and Restated 2016 Equity Incentive Plan	1,375,000(3)	$2.93	$4,028,750.00	$439.54
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers such additional shares of the common stock, par value $0.01 per share (the “Common Stock”), of TOMI Environmental Solutions, Inc. (the “Registrant”) that may become issuable under the TOMI Environmental Solutions, Inc. Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per share of the Common Stock and the maximum aggregate offering price are based on the average of the $3.00 (high) and $2.86 (low) sale price of the Common Stock as reported on the NASDAQ Capital Market on July 1, 2021, which date is within five business days prior to filing this Registration Statement.

(3)
Represents an increase of 1,375,000 shares of the Common Stock reserved for future issuances pursuant to the 2016 Plan approved by shareholders of the Registrant at the Registrant’s 2020 Annual Meeting of the Shareholders held on December 30, 2020.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,375,000 shares of Common Stock issuable to eligible persons under the 2016 Plan, which shares of Common Stock are in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on November 1, 2017 (File No. 333-221280) (the “Prior Registration Statement”). Accordingly, the contents of the Prior Registration Statement relating to the 2016 Plan, including periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit				Filing		Filed
Number	Description of Exhibit	Form	File No.	Date	Exhibit	Herewith
4.1	TOMI Environmental Solutions, Inc. Amended and Restated 2016 Equity Incentive Plan					X
4.2	Articles of Restatement of the Registrant, effective October 6, 2009	S-1	333-162356	10/6/2009	3.1
4.3	Articles of Amendment of Articles of Incorporation of the Registrant, effective October 24, 2011	8-K	000-09908	11/07/2011	3.1(a)
4.4	Articles of Amendment of Articles of Incorporation of the Registrant, effective September 10, 2020	8-K	000-09908	09/14/2020	3.1
4.5	Amended Bylaws of the Registrant, adopted effective November 2, 2007		000-09908	5/16/2016	3.2
4.6	Amendment to Amended Bylaws of the Registrant, adopted effective January 29, 2016		000-09908	2/1/2016	3.2
5.1	Opinion of K&L Gates LLP					X
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)					X
23.2	Consent of Wolinetz, Lafazan & Company, P.C., Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on signature page)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frederick, Maryland, on July 6, 2021.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

By:	/s/ Halden S. Shane
Halden S. Shane
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Halden S. Shane and Nick Jennings his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HALDEN S. SHANE	Chairman of the Board and Chief Executive Officer	July 6, 2021
Halden S. Shane	(Principal Executive Officer)

/s/ NICK JENNINGS	Chief Financial Officer	July 6, 2021
Nick Jennings	(Principal Financial Officer and Principal
Accounting Officer)

/s/ HAROLD W. PAUL	Director	July 6, 2021
Harold W. Paul

/s/ WALTER C. JOHNSEN	Director	July 6, 2021
Walter C. Johnsen

/s/ KELLY J. ANDERSON	Director	July 6, 2021
Kelly J. Anderson

/s/ LIM BOH SOON	Director	July 6, 2021
Lim Boh Soon